Exhibit 99.2

Contact: Richard E. Moran Jr. Executive Vice President and Chief Financial Officer (310) 481-8483 or Tyler H. Rose Senior Vice President and Treasurer (310) 481-8484	FOR RELEASE: July 27, 2009

KILROY REALTY CORPORATION REPORTS

SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES, July 27, 2009 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2009 with net income available for common stockholders of $9.1 million, or $0.25 per share, compared to $4.5 million, or $0.14 per share, in the second quarter of 2008. Net income in the second quarter of 2009 included a $2.5 million gain from a property disposition. Revenues from continuing operations in the second quarter totaled $71.1 million, up from $69.5 million in the prior year’s second quarter. Funds from operations (FFO) for the period totaled $30.3 million, or $0.79 per share, compared to $25.9 million, or $0.74 per share, in the year-earlier period.

For the first six months of 2009, KRC reported net income available to common stockholders of $16.7 million, or $0.47 per share, compared to $13.3 million, or $0.40 per share, in the first half of 2008. Revenues from continuing operations in the six-month period totaled $143.6 million, up from $140.1 million in the same period of 2008. FFO in the first half of 2009 totaled $59.3 million, or $1.61 per share, compared to $54.9 million, or $1.57 per share, in the first half of 2008.

All per-share amounts in this report are presented on a diluted basis. Financial information for the prior periods has been adjusted for the retroactive application of new accounting guidance adopted by the company effective January 1, 2009.

“During the quarter, we made progress on our two highest priorities – maintaining a strong balance sheet and leasing our vacant and expiring space,” said John B. Kilroy, Jr., the company’s president and chief executive officer. “We strengthened our balance sheet with the issuance of just over 10 million shares of common equity, and advanced our leasing goals with the successful execution of approximately 300,000 square feet of new and renewing leases.”

At the end of the second quarter, KRC’s stabilized portfolio totaled 12.3 million square feet and was 85.5% occupied.

On June 3, 2009, KRC completed the sale of 10,062,500 shares of common stock generating aggregate net proceeds of approximately $191.7 million. Proceeds from the offering were used to repay a portion of the borrowings under the company’s unsecured revolving credit facility. The outstanding balance of the unsecured revolving credit facility was $94 million at the end of the second quarter.

In conjunction with the equity offering, the company reduced its quarterly dividend approximately 40% to $0.35 per share, or $1.40 per share on an annual basis.

During the quarter, Accredited Home Lenders (“Accredited”) rejected its lease in bankruptcy, and the company drew down the $1.9 million letter of credit it held as credit support under the terms of the lease. The company applied $1.6 million of the letter of credit proceeds against the unbilled deferred rents receivable from Accredited, and reversed $1.6 million of the allowance for bad debts that it had recorded for the Accredited unbilled deferred receivable in prior quarters. The remaining $0.3 million of letter of credit proceeds was applied to rent owed under the Accredited lease prior to the bankruptcy filing. In addition, the company recorded $0.9 million during the quarter related to settlement payments from a prior period lease termination.

The company currently has one completed development project in lease-up, a 51,000 square-foot medical office building located in the company’s Sorrento Gateway development in coastal San Diego County. The property represents a total investment of $23 million, of which about $17 million has been spent to date.

KRC management will discuss updated earnings guidance for fiscal 2009 during the company’s July 28, 2009 earnings conference call. The call will begin at 11:00 a.m. Pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 680-0860, reservation #78543289. A replay of the conference call will be available via phone through August 11, 2009 at (888) 286-8010, reservation #14996732, or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange and San Diego Counties. At June 30, 2009, the company owned 8.7 million rentable square feet of commercial office space and 3.7 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008 (1)	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008 (1)
Revenues from continuing operations	$71,050	$69,476	$143,561	$140,125
Revenues including discontinued operations	$71,050	$69,828	$143,561	$140,630
Net income available for common stockholders (1)	$9,117	$4,486	$16,692	$13,271
Weighted average common shares outstanding - basic	35,965	32,351	34,405	32,404
Weighted average common shares outstanding - diluted	35,965	32,381	34,431	32,425
Net income per share of common stock - basic	$0.25	$0.14	$0.48	$0.40
Net income per share of common stock - diluted	$0.25	$0.14	$0.47	$0.40
Funds From Operations (2), (3)	$30,331	$25,893	$59,290	$54,940
Weighted average common shares/units outstanding - basic (4)	38,495	34,914	36,875	34,961
Weighted average common shares/units outstanding - diluted (4)	38,495	34,944	36,902	34,982
Funds From Operations per common share/unit - basic (4)	$0.79	$0.74	$1.61	$1.57
Funds From Operations per common share/unit - diluted (4)	$0.79	$0.74	$1.61	$1.57
Common shares outstanding at end of period			43,149	32,652
Common partnership units outstanding at end of period			1,723	2,188

Total common shares and units outstanding at end of period			44,872	34,840

			June 30, 2009	June 30, 2008
Stabilized portfolio occupancy rates:
Office			83.5%	93.8%
Industrial			90.2%	90.7%

Weighted average total			85.5%	92.8%
Los Angeles			89.6%	96.2%
San Diego			80.9%	93.8%
Orange County			87.6%	89.0%
Other			92.8%	93.8%

Weighted average total			85.5%	92.8%
Total square feet of stabilized properties owned at end of period:
Office			8,651	8,089
Industrial			3,655	3,876

Total			12,306	11,965

(1)	Financial information for prior periods has been adjusted for the retroactive application of the following new accounting guidance adopted by the company effective January 1, 2009: FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments That May be Settled Upon Conversion (Including Partial Cash Settlement)”; Statement of Financial Accounting Standard No. 160 “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51”; and FASB Staff Position EITF 03-6-1 “Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities.”
(2)	Reconciliation of Net Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(3)	Reported amounts are attributable to common stockholders and common unitholders.
(4)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2009	December 31, 2008 (1)
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$335,932	$336,874
Buildings and improvements	1,901,647	1,889,833
Undeveloped land and construction in progress	255,235	248,889

Total real estate held for investment	2,492,814	2,475,596
Accumulated depreciation and amortization	(568,877)	(532,769)

Total real estate assets, net	1,923,937	1,942,827
Cash and cash equivalents	13,348	9,553
Restricted cash	591	672
Marketable securities	2,801	1,888
Current receivables, net	2,945	5,753
Deferred rent receivables, net	71,355	67,144
Notes receivable	10,753	10,824
Deferred leasing costs and acquisition-related intangibles, net	49,803	53,539
Deferred financing costs, net	5,250	5,883
Prepaid expenses and other assets, net	6,799	4,835

TOTAL ASSETS	$2,087,582	$2,102,918

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$300,944	$316,456
Exchangeable senior notes, net	434,132	429,892
Unsecured senior notes	144,000	144,000
Unsecured line of credit	94,000	252,000
Accounts payable, accrued expenses and other liabilities	32,365	55,066
Accrued distributions	17,129	21,421
Deferred revenue and acquisition-related liabilities	71,333	76,219
Rents received in advance and tenant security deposits	22,038	19,340

Total liabilities	1,115,941	1,314,394

NONCONTROLLING INTEREST:
7.45% Series A cumulative redeemable preferred units of the Operating Partnership	73,638	73,638
EQUITY
Stockholders’ Equity
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	431	331
Additional paid-in capital	901,747	700,122
Distributions in excess of earnings	(155,183)	(137,052)

Total stockholders’ equity	868,577	684,983

Noncontrolling Interest
Common units of the Operating Partnership	29,426	29,903

Total equity	898,003	714,886

TOTAL LIABILITIES, NONCONTROLLING INTERESTS AND EQUITY	$2,087,582	$2,102,918

(1)	Financial information for prior periods has been adjusted for the retroactive application of the following new accounting guidance adopted by the company effective January 1, 2009: FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments That May be Settled Upon Conversion (Including Partial Cash Settlement)”; Statement of Financial Accounting Standard No. 160 “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51”; and FASB Staff Position EITF 03-6-1 “Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities.”

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008 (1)	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008 (1)
REVENUES:
Rental income	$62,598	$61,345	$125,662	$123,509
Tenant reimbursements	7,403	7,674	15,055	15,855
Other property income	1,049	457	2,844	761

Total revenues	71,050	69,476	143,561	140,125

EXPENSES:
Property expenses	12,582	11,871	24,912	23,357
Real estate taxes	6,143	4,832	12,272	10,300
Provision for bad debts	(1,272)	3,204	152	3,659
Ground leases	432	400	829	795
General and administrative expenses	7,308	9,187	14,361	18,423
Interest expense	11,897	10,616	24,115	21,481
Depreciation and amortization	23,470	21,521	44,640	41,372

Total expenses	60,560	61,631	121,281	119,387

OTHER INCOME:
Interest income and other net investment gains	503	184	573	341

INCOME FROM CONTINUING OPERATIONS	10,993	8,029	22,853	21,079
DISCONTINUED OPERATIONS
Revenues from discontinued operations	—	352	—	505
Expenses from discontinued operations	(135)	(28)	(224)	(56)
Net gain on dispositions of discontinued operations	2,485	234	2,485	234

Total income from discontinued operations	2,350	558	2,261	683

NET INCOME	13,343	8,587	25,114	21,762
Net income attributable to noncontrolling common units of the Operating Partnership	(427)	(302)	(824)	(893)

NET INCOME ATTRIBUTABLE TO THE COMPANY	12,916	8,285	24,290	20,869
PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	(1,397)	(1,397)	(2,794)	(2,794)
Preferred dividends	(2,402)	(2,402)	(4,804)	(4,804)

Total preferred distributions and dividends	(3,799)	(3,799)	(7,598)	(7,598)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$9,117	$4,486	$16,692	$13,271

Weighted average common shares outstanding - basic	35,965	32,351	34,405	32,404
Weighted average common shares outstanding - diluted	35,965	32,381	34,431	32,425
Net income available to common stockholders per share - basic	$0.25	$0.14	$0.48	$0.40

Net income available to common stockholders per share - diluted	$0.25	$0.14	$0.47	$0.40

(1)	Financial information for prior periods has been adjusted for the retroactive application of the following new accounting guidance adopted by the company effective January 1, 2009: FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments That May be Settled Upon Conversion (Including Partial Cash Settlement)”; Statement of Financial Accounting Standard No. 160 “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51”; and FASB Staff Position EITF 03-6-1 “Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities.”

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008 (1)	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008 (1)
Net income available for common stockholders	$9,117	$4,486	$16,692	$13,271
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	427	302	824	893
Depreciation and amortization of real estate assets	23,272	21,339	44,259	41,010
Net gain on dispositions of discontinued operations	(2,485)	(234)	(2,485)	(234)

Funds From Operations (1), (2)	$30,331	$25,893	$59,290	$54,940

Weighted average common shares/units outstanding - basic	38,495	34,914	36,875	34,961
Weighted average common shares/units outstanding - diluted	38,495	34,944	36,902	34,982
Funds From Operations per common share/unit - basic (3)	$0.79	$0.74	$1.61	$1.57

Funds From Operations per common share/unit - diluted (3)	$0.79	$0.74	$1.61	$1.57

(1)	Financial information for prior periods has been adjusted for the retroactive application of the following new accounting guidance adopted by the company effective January 1, 2009: FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments That May be Settled Upon Conversion (Including Partial Cash Settlement)”; Statement of Financial Accounting Standard No. 160 “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51”; and FASB Staff Position EITF 03-6-1 “Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities.”

(2)	The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company’s operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company’s properties, which are significant economic costs and could materially impact the company’s results from operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.